                                                              EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



Board of Directors
Natural Wonders, Inc.
Fremont, California

We consent to the incorporation by reference in Registration Statements Nos. 33-80017, 33-62380, 33-62388, and 33-62390 of Natural Wonders, Inc. on Form S-8 of
our report dated March 11, 1997, incorporated by reference in this Annual Report on Form 10-K of Natural Wonders, Inc. for the year ended February 1, 1997.


/s/ DELOITTE & TOUCHE, LLP

Deloitte & Touche, LLP
San Francisco, California
April 18, 1997